UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

Peet's Coffee & Tea, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington (State of jurisdiction)	0-32233 (Commission File No.)	91-0863396 (IRS Employer Identification No.)

1400 Park Avenue
Emeryville, California 94608-3520
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (510) 594-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 26, 2008, Peet’s Coffee & Tea, Inc. (the “Company”) entered into a credit agreement with Wells Fargo Bank, National Association (the “Bank”). The credit agreement provides for a $25 million revolving line of credit, the proceeds of which will be used in the general course of business, including to fund working capital, capital expenditures, share repurchases and other needs of the Company’s operating subsidiary, Peet’s Operating Company, Inc. (“POCI”).

The Company’s obligations under the line of credit are guaranteed by POCI in the principal amount up to $25 million and secured by substantially all of the Company’s, and all of POCI’s, personal property. The line of credit has a maturity date of December 1, 2009, with an option by the Company to extend the maturity date to December 1, 2010.

Amounts drawn under the credit agreement will bear interest (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum of 1.50% above, for any day, the rate of interest equal to LIBOR then in effect for delivery for a 1 month period, or (ii) at a fixed rate per annum of 1.50% above LIBOR in effect on the first day of the applicable period commencing on a business day and continuing for 1, 3, or 6 months, as designated by the Company, during which all or a portion of the outstanding principal balance will bear interest determined in relation to LIBOR.

The credit agreement contains customary affirmative and negative covenants, including a requirement to maintain the Company’s financial condition in accordance with certain ratios and thresholds, and events of default that permit the Bank to accelerate the Company’s outstanding obligations, including nonpayment of principal, interest, fees or other amounts, violation of covenants, inaccuracy of representations and warranties and upon the occurrence of bankruptcy and other insolvency events.

The above description is merely a summary and is qualified in its entirety by the terms of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Credit Agreement by and between Peet’s Coffee & Tea, Inc. and Wells Fargo Bank, National Association, dated November 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Peet's Coffee & Tea, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peet's Coffee & Tea, Inc.

Dated: December 2, 2008	By:
Thomas Cawley
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement by and between Peet’s Coffee & Tea, Inc. and Wells Fargo Bank, National Association, dated November 26, 2008.